Exhibit 99.1

CROWDGATHER, INC. ANNOUNCES THE ADDITION OF DAVID WOOLLEY AND PAUL BRAGIEL TO THE ADVISORY BOARD

Woodland Hills, CA.  January 31, 2011 --- One of the leading networks of forum communities on the Internet, CrowdGather (OTCBB:CRWG), today announced that David Woolley and Paul Bragiel will be joining the company’s advisory board.

David R. Woolley, president of Thinkofit, is a pioneer of social media and online communities. In 1973, he created PLATO Notes, one of the world's first conferencing systems, and would subsequently design conferencing facilities for many applications. As Executive Director of Twin Cities Free-Net, he spearheaded the building of an online community designed to support the Minneapolis/St. Paul metro area. A veteran in the fields of interactive media and computer-based training, Mr. Woolley has designed a variety of authoring tools and supervised the development of many CBT applications. Woolley is also a founding board member and former board chair of E-Democracy.org.

Paul Bragiel was the co-founder of Lefora, a product bringing forums into the 21st century. CrowdGather acquired certain forum related assets of Lefora in July 2010.  Previously he co-founded Meetro, the first location based social network and was the founder of Paragon Five, a game development studio specializing in console and mobile with offices in Chicago and Krakow, Poland.

"We welcome David and Paul to our Advisory Board and look forward to a long and productive relationship with them as we enter this next phase of growth for our Company," said Sanjay Sabnani, CrowdGather’s Chairman and CEO.  "We believe that the hard work we have put into building this company is finally getting noticed and we want to make sure that our existing and new advisors get recognized for their contribution.

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:

Investor/Media Contact:    Sanjay Sabnani
                            Phone:   818-435-2472 x 101
                             Email:   sanjay@crowdgather.com